PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of September 21, 2011, between AMERICAN STANDARD ENERGY CORP., a Delaware corporation, whose address is 4800 N. Scottsdale Rd., Ste. 1400, Scottsdale, Arizona  85251 (“Pledgor”), and MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia, whose address is Level 15, 1 Martin Place, Metals and Energy Capital, Sydney, New South Wales, 2000 Australia, as Administrative Agent for the ratable benefit of the Lenders (as defined in the Credit Agreement) and the Swap Counterparties (“Secured Party”).

BACKGROUND

A.           Pledgor is record and beneficial owner of the Equity Interests (as defined in the Credit Agreement) in American Standard Energy, Corp., a Nevada corporation (the “Company”), identified on Exhibit A to this Agreement.

B.           The Company has entered into that certain $300,000,000 Credit Agreement, dated of even date herewith (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Company, as Borrower, the Lenders party thereto from time to time and Secured Party, as Administrative Agent.

C.           The Lenders and the Swap Counterparties, as swap provider under the applicable Swap Agreement, have conditioned their respective obligations under the Credit Agreement and the Swap Agreement upon, among other things, the execution and delivery of this Agreement by Pledgor, and Pledgor has agreed to enter into this Agreement.

AGREEMENTS

In order to comply with the terms and conditions of the Credit Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

ARTICLE I
DEFINITIONS

Section 1.1.           Terms Defined Above.  As used in this Agreement, “Agreement,” “Credit Agreement,” “Pledgor,” and “Secured Party” shall have the respective meanings indicated above.  Other capitalized terms which are defined in the Credit Agreement but which are not defined herein shall have the same meanings as set forth in the Credit Agreement.

Section 1.2.           Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

“Code” means the Uniform Commercial Code as presently in effect in the State of New York.  Except as otherwise defined or indicated by the context herein, all terms which are defined in the Code shall have their respective meanings as used in Articles 8 and 9 of the Code.

“Collateral” means (i) the Pledged Securities, (ii) the certificates or instruments, if any, representing the Pledged Securities, (iii) all dividends and distributions (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and other rights and property, in each case from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities, (iv) all replacements, additions to and substitutions for any of the foregoing, including without limitation, claims against third parties, (v) without affecting the obligations of Pledgor under any provision in this Agreement prohibiting such action, in the event of any consolidation or merger in which the Company is not the surviving entity, all of the outstanding Equity Interests of the successor entity formed by or resulting from such consolidation or merger, (vi) the proceeds, interest, profits and other income of or on any of the property described or referred to in this paragraph, (vii) all books and records relating to any of the foregoing, and (viii) all other property (including additional securities) of the types described in any of (i) - (vii) above at any time pledged, assigned or granted by Pledgor to Secured Party as additional security for the Secured Obligations.

“Highest Lawful Rate” means the maximum rate of nonusurious interest allowed from time to time by applicable Law, if any.

“Obligor” means any person or entity other than Pledgor liable (whether directly or indirectly, or primarily or secondarily) for the payment or performance of any of the Secured Obligations whether as maker, co-maker, indorser, guarantor, accommodation party or otherwise.  In the event that Pledgor is not the party receiving funds pursuant to loan advances or other extensions of credit which comprise all or part of the Secured Obligations, “Obligor” as used in this Agreement includes, without limitation, the party receiving such funds.

“Pledged Securities” means all of Pledgor’s Equity Interests in the Company together with Pledgor’s rights, titles and interests in and to those Equity Interests, whether now owned or hereafter acquired, which Equity Interests are more particularly described in and evidenced by the securities described on Exhibit A to this Agreement.

“Secured Obligations” means all the Obligations and other obligations of the Company to Secured Party, Lenders and Swap Counterparties, now or hereafter existing under or in connection with the Credit Agreement, the Promissory Notes, any Swap Agreement, or any other Loan Document as well as all obligations of the Pledgor under this Agreement.  The Secured Obligations shall also include all interest, and reasonable and documented charges, expenses, attorneys’ or other fees and any other sums payable to or incurred by Secured Party in connection with the execution, administration or enforcement of Secured Party’s rights and remedies hereunder, or under any other Loan Document.

ARTICLE II
PLEDGE OF COLLATERAL

Section 2.1.          Pledge.  Pledgor hereby pledges, assigns and grants to Secured Party a security interest in and general lien upon the Collateral to secure the Secured Obligations and the performance by Pledgor of all the terms and agreements of Pledgor pursuant to this Agreement.

Section 2.2.           [Reserved].

Section 2.3.          Transfer of Collateral. All certificates or instruments representing or evidencing any of the Pledged Securities shall be delivered to and held pursuant hereto by Secured Party or a person or entity designated by Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, if applicable, or Secured Party shall have been provided with (i) evidence that entries have been made on the books of the issuer to effect the pledge of the Pledged Securities, whether certificated or uncertificated, to Secured Party, as provided in, and in accordance with, applicable provisions of the Code, or (ii) evidence (with respect to uncertificated securities) that the issuer has agreed to comply with instructions originated by Secured Party without further consent by Pledgor, all in form and substance satisfactory to Secured Party such that Secured Party shall have “control” thereof (as defined in Section 8-106 of the Code).

ARTICLE III
PLEDGOR’S REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to accept this Agreement, Pledgor represents and warrants to Secured Party (which representations and warranties will survive the execution and delivery of this Agreement) as to itself that:

Section 3.1.          Ownership of Collateral, Encumbrances; Valid and Binding Agreement.  Pledgor is the legal and beneficial owner of the Collateral free and clear of any adverse claim, Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and the encumbrances as set forth in the Company’s Charter Documents and the Permitted Encumbrances, and has rights in or the right, power and authority to pledge, assign, and grant a security interest in the Collateral to Secured Party.  No dispute, right of set-off, counterclaim or defense exists with respect to any part of the Collateral.  Pledgor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party, other than Permitted Encumbrances.  This Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.  The execution, delivery and performance of this Agreement will not violate the terms of any contract, agreement or Law to which Pledgor is subject.

Section 3.2.          No Other Interests.  As of the date of this Agreement, the Pledged Securities described on Exhibit A represent all of Pledgor’s ownership interest in the Company. Pledgor does not own any rights that are convertible into or exchangeable into Equity Interests of any series, class, type or designation of the Company.

Section 3.3.          No Required Consent. No authorization, consent, approval or other action by, and no notice to or filing with any governmental authority, regulatory body or any third party is required for (i) the due execution, delivery and performance by Pledgor of this Agreement, (ii) the grant by Pledgor of the security interest granted by this Agreement, or (iii) other than filing a financing statement in the Office of the Secretary of State of Delaware, the perfection of such security interest or the exercise by Secured Party of its rights and remedies under this Agreement.

Section 3.4.           Pledged Securities Duly Authorized.  The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable (as applicable).

Section 3.5.          First Priority Security Interest.  The pledge of the Pledged Securities pursuant to this Agreement creates and will at all times constitute a valid and perfected first priority security interest in the Collateral, enforceable against Pledgor and all third parties and securing payment of the Secured Obligations, subject to no other Liens other than Permitted Encumbrances.

Section 3.6.          Financial Condition.  Any information supplied or statement made by Pledgor to Secured Party in connection with the Secured Obligations or the Collateral (either prior or subsequent to the execution of this Agreement) is or (in the case of subsequently furnished information) shall be true, correct, complete, valid and genuine in all material respects.  No Material Adverse Effect has occurred since the time such information was supplied by Pledgor to Secured Party, except such changes which have been disclosed in writing to Secured Party.  The delivery at any time by Pledgor to Secured Party of Collateral or of additional specific descriptions of certain Collateral shall constitute a representation and warranty by Pledgor to Secured Party hereunder that the representations and warranties of this Section 3.6 are true and correct with respect to each item of Collateral.

Section 3.7.          Name; Location; Etc. The exact legal name of Pledgor is set forth in the opening paragraph of this Agreement.  Pledgor is a corporation duly organized and in good standing under the laws of the State of Delaware  Pledgor is qualified to do business and is in good standing in each other state in which the nature of its business requires it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect.  Pledgor’s chief executive office and its chief place of business is located at the address set forth in the opening paragraph of this Agreement.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary company action.

ARTICLE IV
COVENANTS AND AGREEMENTS

Pledgor will at all times comply with the covenants and agreements contained in this Article IV, from the date hereof and for so long as any part of the Secured Obligations are outstanding.

Section 4.1.          Sale, Disposition or Encumbrance of Collateral.  Pledgor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered other than Permitted Encumbrances) (other than pursuant to this Agreement, the Credit Agreement, and the Charter Documents) or sell, assign, lend or otherwise dispose of or transfer any of the Collateral (other than as permitted under the Credit Agreement) to or in favor of any person or entity other than Secured Party.

Section 4.2.           Dividends or Distributions.  Except as otherwise provided under the Credit Agreement, any and all:

(a)          dividends and interest paid or payable in cash or other than in cash in connection with instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for (including, without limitation, any certificate or share purchased or exchanged in connection with a tender offer or merger agreement), any Collateral;

(b)          dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, or reclassification; and

(c)           cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral;

shall be promptly delivered to Secured Party to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

Section 4.3.           Payment of Taxes, Liens, Etc. on Collateral.  Pledgor agrees to pay prior to delinquency all Taxes, charges, Liens and assessments against the Collateral which, if unpaid, might result in the imposition of a Lien on the Collateral; but Pledgor shall not be required to pay any Tax, charge, Lien or assessment that is not yet past due or is being protested in good faith by appropriate proceedings timely filed and diligently prosecuted and against which Pledgor maintains adequate reserves in accordance with GAAP, and upon the failure of Pledgor to do so, Secured Party at its option may pay any of them in the amount necessary to discharge the same.  Any such payment by Secured Party shall become part of the Secured Obligations secured hereunder and shall be paid to Secured Party by Pledgor immediately and without demand, with interest thereon at the applicable Contract Rate.

Section 4.4.          Records Concerning Collateral, Financial Condition.  Pledgor shall keep accurate and complete records of the Collateral (including proceeds, payments, distributions, income and profits).  Secured Party may, not more than once each year unless an Event of Default exists, upon five Business Days prior, written notice, and during normal business hours, have access to, examine, audit, make extracts from and inspect without hindrance or delay Pledgor’s records and files as they relate to the Collateral.  Pledgor will transmit to Secured Party promptly all information (a) respecting Pledgor’s name, organizational type or organizational identification number, and address or (b) as Secured Party may reasonably request, respecting the Collateral.

Section 4.5.           Performance of Secured Obligations.  Pledgor will promptly and properly perform all of its material obligations under any other Loan Document to which Pledgor is a party, whether now or hereafter existing, as security for or in connection with the payment of the Secured Obligations.

Section 4.6.          Reimbursement of Expenses.  Pledgor will pay to Secured Party any advances, charges, and reasonable and documented costs and expenses (including, without limitation, all reasonable and documented costs and expenses of holding, preparing for sale and selling or otherwise realizing upon Collateral in the event of any default by Pledgor and all reasonable and documented attorneys’ fees, legal expenses and court costs) incurred by Secured Party in connection with the exercise of Secured Party’s rights and remedies hereunder.  PLEDGOR AGREES TO FOREVER INDEMNIFY AND HOLD SECURED PARTY HARMLESS FROM AND AGAINST AND COVENANTS TO DEFEND SECURED PARTY AGAINST, ANY AND ALL LOSSES, DAMAGES, CLAIMS, COSTS, PENALTIES, LIABILITIES AND EXPENSES, INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE AND DOCUMENTED ATTORNEYS’ FEES INCURRED BECAUSE OF, INCIDENT TO, OR WITH RESPECT TO THE COLLATERAL OR ANY POSSESSION OR MANAGEMENT THEREOF UNLESS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY.  ALL AMOUNTS FOR WHICH PLEDGOR IS LIABLE PURSUANT TO THIS SECTION 4.6  SHALL BE DUE AND PAYABLE BY PLEDGOR TO SECURED PARTY UPON DEMAND.  IF PLEDGOR FAILS TO MAKE SUCH PAYMENT UPON DEMAND, SECURED PARTY MAY PAY SUCH AMOUNT AND THE SAME SHALL BE DUE AND PAYABLE BY PLEDGOR TO SECURED PARTY, TOGETHER WITH INTEREST ACCRUING THEREON AT THE DEFAULT RATE.

Section 4.7.          Further Assurances.  Upon the reasonable request of Secured Party, Pledgor shall (at Pledgor’s expense) execute and deliver all such assignments, certificates, instruments, securities, financing statements, notifications to financial intermediaries, clearing corporations, issuers of securities or other third parties or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party’s interest in the Collateral or to protect, enforce, or otherwise effect Secured Party’s rights and remedies hereunder.

Section 4.8.          Transfer Powers.  Pledgor shall furnish to Secured Party such transfer powers and other appropriate instruments, with signatures appropriately guaranteed, as may be necessary, in the reasonable opinion of the Secured Party, to assure the transferability of the Collateral.

Section 4.9.          Voting and Other Consensual Rights.  Except to the extent otherwise provided in Section 6.6, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to its Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that Pledgor shall not exercise and shall refrain from exercising any such right if such action would have a Material Adverse Effect on the value of the Collateral or any part thereof; and, provided further that, upon request of Secured Party at any time or from time to time, Pledgor shall give Secured Party prompt written notice of the manner in which Pledgor has exercised, or the reasons for refraining from exercising, any such right.

Section 4.10.         Issuance of Additional Equity Interest.  Pledgor will not vote to permit any issuer of the Pledged Securities to issue additional authorized (but unissued as of the date hereof) Equity Interests or other equity shares of any series, class, type or designation in the Company without the prior written consent of Secured Party or except as contemplated by the Credit Agreement or any Loan Documents described therein.

Section 4.11.        Sale of Collateral.  If Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to its rights hereunder, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense use its reasonable efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law provided, however, the foregoing shall not include the registration of all or any portion of the Collateral under the Securities Act of 1933, as amended, or any state securities Laws.

Section 4.12.         Jurisdiction of Pledgor.  Pledgor will not change the location of its jurisdiction of organization, without at least thirty days prior written notice to the Secured Party.

ARTICLE V
RIGHTS, DUTIES AND POWERS OF SECURED PARTY

The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default exists:

Section 5.1.           Non-judicial Enforcement.  To the extent permitted by applicable Law, Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by Law, Pledgor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

Section 5.2.          Discharge of Encumbrances.  Secured Party may, at its option, discharge any Taxes, Liens, security interests or other encumbrances at any time levied or placed on the Collateral.  Pledgor agrees to reimburse Secured Party immediately and without demand for any payment so made on its behalf, together with interest thereon at the Default Rate.

Section 5.3.          Appointment as Attorney-in-Fact.  Subject to Section 4.3, Pledgor hereby appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party’s discretion, but at Pledgor’s cost and expense and without notice to Pledgor, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument which Secured Party may deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same following an Event of Default.

Section 5.4.           Transfer of Collateral.  Secured Party may transfer any or all of the indebtedness evidenced by the Secured Obligations, as permitted under the Credit Agreement, and upon any such transfer, Secured Party may transfer any or all of its right to the Collateral and shall be fully discharged thereafter from all liability therefor.  Any transferee of the Collateral shall be vested with all obligations, rights, powers and remedies of Secured Party hereunder.  With respect to any partial transfer of Collateral, Secured Party shall retain all rights, powers and remedies hereby given with respect to the retained Collateral.  Secured Party may at any time deliver any or all of the Collateral to Pledgor whose receipt shall be a complete and full acquittance for the Collateral so delivered, and Secured Party shall thereafter be discharged from any liability with respect to such Collateral.

Section 5.5.           Cumulative Rights.  The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by Law or in equity.  The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies.  Regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a Secured Party under the Code.  If any of the Secured Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

Section 5.6.           Disclaimer of Certain Duties.

(a)           The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers.  Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Secured Obligations be diminished by, Secured Party’s failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral, or any part thereof, or for any delay in so doing, and Secured Party shall not be under any obligation to take any action in connection therewith.

(b)           Except as required by Law, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against any Obligor or other person or entity.  Pledgor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against any Obligor or other person or entity, exhaust any Collateral or enforce any other remedy which Secured Party now has or may hereafter have against any other person or entity.

Section 5.7.          Modification of Secured Obligations; Other Security; Etc.  Pledgor (a) waives, to the extent permitted by Law, (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by the Company or any other party in connection with the Secured Obligations and (ii) any defense of such other party by reason of disability, cessation of the liability of such other party or for any other reason and (b) authorizes Secured Party, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor’s liability hereunder or on the Secured Obligations, from time to time to (i) take and hold other property, other than the Collateral, as security for the Secured Obligations, and exchange, enforce, waive and release any or all of the Collateral, (ii) apply the Collateral in the manner permitted by this Agreement and the other Loan Documents and the Swap Agreement and (iii) renew, extend for any period, amend, change the amount or modify, supplement, enforce, compromise, settle, waive or release any obligations or agreements with any other Person other than Pledgor with respect to the Collateral.

Section 5.8.           Waiver of Notice, Demand, Presentment, Etc.  Pledgor hereby waives, to the extent permitted by Law, any demand, notice or default, notice of acceleration of the maturity of the Secured Obligations, notice of intention to accelerate the maturity of the Secured Obligations, presentment, protest and notice of dishonor as to any action taken by Secured Party in connection with this Agreement, the Promissory Notes or any other Security Document.

Section 5.9.           Custody and Preservation of the Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood and agreed that Secured Party shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against parties with respect to any Collateral.

Section 5.10.        Compliance with Other Laws.  Secured Party shall comply with the requirements of any applicable Law in connection with the disposition of all or any part of the Collateral following an Event of Default, and compliance with such Laws will not be considered to adversely affect the commercial reasonableness of any sale of all or any part of the Collateral.

Section 5.11.        Disclaimer of Warranties.  Secured Party may sell the Collateral without giving any warranties as to the Collateral.  The disclaimer of any such warranties will not be considered to adversely affect the commercial reasonableness of any sale of all or any part of the Collateral.

Section 5.12.         Sales on Credit.  If Secured Party sells all or any part of the Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Secured Party and applied against the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Pledgor shall be credited with the proceeds of such sale.

ARTICLE VI
EVENTS OF DEFAULT

Section 6.1.           [Reserved].

Section 6.2.           Remedies.  If an Event of Default exists, Secured Party may, after any prior notice by Secured Party required under the Credit Agreement, if any prior notice is required with respect to such Event of Default, take any or all of the following actions without notice (except where expressly required below) or demand:

(a)           Declare all or part of the Secured Obligations immediately due and payable and enforce payment of the same by any Obligor; provided, however, that any partial payments by any Obligor of the Secured Obligations shall not be deemed to be a payment in full of such amount, or an accord and satisfaction of such amount, or a waiver by Secured Party of any of its rights or remedies hereunder.

(b)           Exercise any rights or remedies under this Agreement or the Code or as may otherwise be available to Secured Party under any applicable Law or in equity.

(c)           Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party either for cash or credit or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Uniform Commercial Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Secured Obligations secured hereby.  Any such sale or transfer by Secured Party either to itself or to any other person shall be absolutely free from any claim or right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of Law, now existing or hereafter adopted.  Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  Secured Party may, at its discretion, provide for a public sale provided that such public sale complies with all applicable securities Laws, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale.  Secured Party shall not be obligated to make any sale pursuant to any such notice.  Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned.  In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder.  If only part of the Collateral is sold or transferred such that the Secured Obligations remain outstanding (in whole or in part) Secured Party’s rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Secured Obligations are paid.  In the event that Secured Party elects not to sell the Collateral, it retains its rights to dispose of the Collateral or any part or parts thereof in any manner authorized or permitted by Law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations.  Each and every method of disposition of the Collateral described in this Section 6.2(c) shall constitute disposition in a commercially reasonable manner.  Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities Laws, Secured Party may be compelled or may deem it advisable, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

(d)           Apply proceeds of the disposition of Collateral to the Secured Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by Law or in equity.  Such application may include, without limitation, the reasonable attorneys’ fees and legal expenses incurred by Secured Party.

(e)           Appoint any party as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral.

(f)           Make a written record as to the nonpayment of the Secured Obligations, the occurrence of any Event of Default, acceleration of the Secured Obligations, or as to notice of the time, place and terms of any sale or transfer permitted hereunder having been duly given, or as to any other act or thing having been duly done by Secured Party in any notification, request, assignment or other instrument executed by Secured Party in connection with any foreclosure upon the Collateral, and such written record of facts by Secured Party shall be taken as prima facie evidence of the truth of the facts so stated and recited.

(g)           Apply and set-off, in each case pursuant to the Loan Documents, (i) any deposits of Pledgor held by Secured Party, (ii) all claims of Pledgor against Secured Party, now or hereafter existing, (iii) any other property, rights or interests of Pledgor which come into the possession or custody or under the control of Secured Party and (iv) the proceeds of any of the foregoing as if the same were included in the Collateral.  Secured Party agrees to notify Pledgor promptly after any such set-off or application; provided, however, the failure of Secured Party to give any such notice shall not affect the validity of such set-off or application.  The rights of Secured Party under this Section 6.2(g) are in addition to any other rights and remedies, including, without limitation, any other rights of set-off.

Section 6.3.          Nonrecourse Pledge.  Notwithstanding anything to the contrary contained in this Agreement, the other Loan Documents or the Swap Agreement, Pledgor shall not have any liability for the Loans, Obligations or breach of performance or observance of the covenants, representations, warranties or obligations of any Person under the Credit Agreement, the other Loan Documents or the Swap Agreements, except for (i) the rights and remedies granted to Secured Party with respect to the Collateral in accordance with this Agreement and applicable Law, and (ii) any liability of Pledgor hereunder or under applicable Law as a result of any breach of performance or observance of the covenants, representations, warranties or obligations of Pledgor under this Agreement.

Section 6.4.           Private Sale.  Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.2 hereof conducted in a commercially reasonable manner and pursuant to applicable federal and state securities Laws.  Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree, provided that such sale is conducted in a commercially reasonable manner and pursuant to applicable federal and state securities Laws.

Section 6.5.           Reasonable Notice.  If any applicable provision of any Law requires Secured Party to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that ten (10) days prior written notice shall constitute reasonable notice thereof.  Such notice, in the case of public sale, shall state the time and place fixed for such sale, and in the case of private sale, the time after which such sale is to be made.

Section 6.6.           Further Restrictions and Remedies in an Event of Default.  If an Event of Default exists and following the giving of prior written notice by Secured Party as required under the Credit Agreement:

(a)           All rights of Pledgor to receive the dividends and interest payments which they would otherwise be authorized to receive and retain pursuant to Section 4.2 shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments, but Secured Party shall have no duty to receive and hold such dividends and interest payments and shall not be responsible for any failure to do so or delay in so doing.

(b)           All dividends and interest payments which are received by Pledgor contrary to the provisions of this Section 6.6 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

(c)           Secured Party may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of such Pledged Securities or upon the exercise by any such issuer or Secured Party of any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

(d)           If the issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any court or governmental agency or instrumentality, then all rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 4.9 with respect to the Pledged Securities issued by such issuer shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing unless caused by Secured Party’s gross negligence or willful misconduct.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1.           Waivers; Amendments.  Secured Party’s acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power of remedy hereunder shall not be deemed a waiver of any obligation of Pledgor or any Obligor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof.  Secured Party may remedy any default hereunder or in connection with the Secured Obligations without waiving the default so remedied, or waive any default hereunder or in connection with the Secured Obligations without waiving any other default including, without limitation, other occurrences of the same default, nor shall such action by Secured Party waive any prior or subsequent default.  Pledgor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition to or release of any Obligor or other person or entity, any such action shall not constitute a waiver of any of Secured Party’s other rights or of Pledgor’s obligations hereunder.  This Agreement may be amended only by an instrument in writing executed by Pledgor and Secured Party.

Section 7.2.          Use of Copy.  A photocopy or other reproduction of this Agreement may be delivered by Pledgor or Secured Party to any financial intermediary or other third person for the purpose of transferring or perfecting any or all of the Pledged Securities to Secured Party or its designee or assignee.

Section 7.3.           Possession of Collateral.  Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it or any of its agents, affiliates or correspondents.

Section 7.4.           Redelivery of Collateral.  If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Secured Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Pledgor such excess proceeds as required by the Code.

Section 7.5.           Liability or Deficiency.  Neither the acceptance of this Agreement by Secured Party nor any action taken pursuant hereto shall be construed as relieving any party liable for the Secured Obligations from any liability or deficiency thereon.  The execution and delivery of this Agreement shall not in any manner affect any other security for the Secured Obligations, nor shall any security taken hereafter as security for the Secured Obligations impair or affect this Agreement.

Section 7.6.           Interest.  Secured Party, Lenders and Pledgor intend to comply with all applicable usury Laws, whether existing on the date of this Agreement or to be enacted in the future.  As such, and notwithstanding any provision of any Loan Document, no Loan Document will be construed to require the payment or permit the collection of interest in excess of the Highest Lawful Rate.  If ever the performance of any provision of any Loan Document will resulting in the charging or collection of interest in excess of the Highest Lawful Rate, then the obligation to be fulfilled will, ipso facto, be reduced to the allowable limit.  In addition, if Secured Party or Lenders ever receive under any Loan Document anything of value as interest or that is deemed to be interest under Law such that the amount of interest received by Secured Party or Lender would exceed the Highest Lawful Rate, then (i) the amount that would otherwise constitute excessive interest will instead be applied by Secured Party as a prepayment of the principal outstanding under the Promissory Notes or on account of any other Obligations, and (ii) if no such principal amount or Obligations exists, then Secured Party or such Lender will refund the excess amount to Company or Pledgor, as applicable.  In determining whether or not the interest paid or payable under the Loan Documents exceeds the Highest Lawful Rate, Pledgor, Secured Party and Lenders will, to the maximum extent permitted by Law, (i) characterize any non principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects of them, (iii) amortize, prorate, allocate and spread the total amount of interest actually paid throughout the full term of the indebtedness so that the actual rate of interest does not exceed the Highest Lawful Rate, and (iv) allocate interest between portions of the Obligations so that no portion will bear interest at a rate greater than that permitted by Law.

Section 7.7.          Governing Law. This Agreement and the security interest granted by and under this Agreement will be construed in accordance with and governed by the laws of the State of New York (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby) without regard to its conflicts of laws principles.

Section 7.8.          Consent to Jurisdiction.  The parties agree that any proceeding arising from or related to the Loan Documents or the transactions contemplated by them will be brought exclusively in the State and Federal courts located in New York County, New York.  This choice of venue is intended by the parties to be (a) mandatory and not permissive in nature and (b) preclude any party from commencing or maintaining any proceeding against another party in any jurisdiction other than the State and Federal courts located in New York County, New York if that proceeding arises from or is related to the Loan Documents or the transactions contemplated by them.  Each party irrevocably waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding commenced or maintained in accordance with this Section 7.8.  Each party stipulates that the State and Federal courts located in New York County, New York shall have in personam jurisdiction and venue over each of them in connection with any proceeding arising out of or related to the Loan Documents or the transactions contemplated by them.  Any final judgment rendered against a party in any proceeding will be conclusive with respect to the subject matter of that final judgment and may be enforced in any jurisdiction in any manner provided by Law.

Section 7.9.           Severability.  If any provision of this Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Pledgor and Secured Party shall promptly meet and negotiate substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

Section 7.10.         Subrogation.  The Secured Obligations shall conclusively be presumed to have been entered into in reliance upon this Agreement.  All dealings between Pledgor and Secured Party, whether or not resulting in the creation of the Secured Obligations, shall be conclusively presumed to have been had or consummated in reliance upon this Agreement.  Until the Secured Obligations shall have been paid in full, Pledgor shall defer its right to subrogation or to enforce any remedy or participate in any Collateral or security whatsoever now or hereafter held by Secured Party.

Section 7.11.         Assignment.  Without the prior written consent of Secured Party, Pledgor may not assign any rights, duties or obligations hereunder.  In the event of an assignment of all or a part of the Secured Obligations by Secured Party, the assignee shall be entitled to all the rights, privileges and remedies granted in this Agreement to Secured Party.  The covenants and agreements herein contained by or on behalf of Pledgor shall bind Pledgor and Pledgor’s successors or assigns and all persons who become bound as a debtor to this Agreement and shall inure to the benefit of Secured Party and its successors and assigns.

Section 7.12.         Continuing Security Agreement.

(a)           This Agreement shall constitute a continuing security agreement, and all representations and warranties, covenants and agreements shall, as applicable, apply to all future as well as existing transactions under the Loan Documents.  Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties.

(b)           Except as may be applicable pursuant to Section 9.620 of the Code, no action taken or omission to act by Secured Party hereunder, including, without limitation, any action taken or inaction pursuant to Section 6.2, shall be deemed to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in this Section 7.12.  To the extent that any payments on the Secured Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other party under any bankruptcy Law, common Law or equity, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party’s security interests, rights, powers and remedies hereunder shall continue in full force and effect.

(c)           In the event that the Secured Obligations are structured such that there are times when no indebtedness is owing thereunder, this Agreement shall remain valid and in full force and effect as to all subsequent indebtedness included in the Secured Obligations, provided Secured Party has not in the interim period executed a written release or termination statement or returned possession or reassigned the Collateral to Pledgor.

Section 7.13.         Termination.  This Agreement will remain in full force and effect until the Secured Obligations are Indefeasibly paid in full in cash (other than indemnity obligations and similar obligations that survive the termination of the Loan Documents for which no notice of a claim has been received by Pledgor) and the termination of the Credit Agreement. Upon the termination of this Agreement pursuant to the preceding sentence, Secured Party shall promptly, at the expense of Pledgor, release, reassign and transfer the Collateral to Pledgor, and execute such documents as Pledgor may reasonably request, in connection therewith, and this instrument shall be of no further force or effect.

Section 7.14.        Further Assurances.  If and to the extent that Secured Party determines that any further actions, notices or agreements are or hereafter become necessary under applicable Law to create, vest, perfect or continue the security interests and other rights of Secured Party described in this Agreement, Pledgor agrees to promptly take such action(s) and to execute and deliver such notice(s) or agreement(s) to Secured Party.

Section 7.15.        Singular and Plural.  Where appropriate, the use of any singular number or noun in this Agreement shall be construed to include the plural, and vice versa.  Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

Section 7.16.         Article or Section Titles.  Any article or section title contained in this Agreement is for convenience only, and is without substantive meaning and is not a part of this Agreement.

Section 7.17.         Counterparts; Effectiveness.  This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Delivery of an executed counterpart signature page of this Agreement by facsimile or electronic transmission is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement.  This Agreement shall become effective upon the execution hereof by Pledgor and delivery of the same to Secured Party, and it shall not be necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

Section 7.18.        WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE  PROMISSORY NOTE, THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED THEREBY, BEFORE OR AFTER MATURITY.

Section 7.19.         [Reserved].

Section 7.20.        Notices. Any record, notice, demand or document which either party is required or may desire to give hereunder shall be in writing and, except to the extent provided in the other provisions of this Agreement, given by messenger, facsimile or other electronic transmission, or United States registered or certified mail, postage prepaid, return receipt requested, addressed to such party at its address and facsimile number shown below, or at such other address as either party shall have furnished to the other by notice given in accordance with this provision:

If to Secured Party, to:

Macquarie Bank Limited
Executive Director – Metals and Energy Capital
Level 15, No. 1 Martin Place
Sydney
New South Wales 2000
Australia
Attention:        Executive Director
Telephone:      +61 2 8232 3333
Facsimile:        +61 2 8232 3590
E-Mail:            katie.choi@macquarie.com

with a copy to:

Macquarie Bank Limited – Houston Representative Office
One Allen Center
500 Dallas, Suite 3250
Houston, TX  77002
Attention: Michael Sextro
Telephone: (713) 275-6207
Facsimile: (713) 275-6222
E-Mail:           MECLoansHouston@macquarie.com

If to Pledgor, to:

American Standard Energy Corp.
4800 N. Scottsdale Rd., Ste. 1400
Scottsdale, Arizona  85251
Attention:        Scott Mahoney
Telephone:      480-371-1929
Facsimile:       480990-2732
E-Mail:            sm@asenergycorp.com

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of the date first set forth above.

PLEDGOR:

American Standard Energy Corp.,
a Delaware corporation

By:	/s/ Scott Feldhacker
Scott Feldhacker, Chief Executive Officer

By:	/s/ Scott Mahoney
Scott Mahoney, Chief Financial Officer

Signature Page to Pledge Agreement

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized undersigned officers effective as of the date first set forth above.

SECURED PARTY:

Macquarie Bank Limited,
a bank incorporated under the laws of Australia

By:	/s/ Katie Choi
Name:	Katie Choi
Title:	Division Director

By:	/s/ Robert McRobbie
Name:	Robert McRobbie
Title:	Division Director, Legal Risk Management

Signature Page to Pledge Agreement

Exhibit A

Pledged Securities

ISSUER	STATE OF ORGANIZATION	NO. OF SHARES / PERCENTAGE

American Standard Energy, Corp.	Nevada	[______] shares of common stock / 100%